EXHIBIT 10.19



                              THINK NEW IDEAS, INC.
                         45 WEST 36TH STREET, 12TH FLOOR
                            NEW YORK, NEW YORK 10018


                                  May 24, 1999


                                                             VIA FEDERAL EXPRESS

Mr. Ronald Bloom
250 Mercer Street, #D203
New York, New York 10012

Re:      Employment Agreement of June 30, 1996 (the "Employment Agreement")

Dear Ron:

      This is to confirm to you that, pursuant to Section 2 of that certain Employment Agreement, dated June 30, 1996, between you and THINK New Ideas, Inc. (the "Company"), the Company has agreed to extend your employment with the Company for a period of one year (the "Extension Period") commencing upon expiration of the current term of your employment at the close of business one June 30, 1999 at an increased annual salary of $350,000 (representing the aggregate of $29,167 in Monthly Compensation, as defined in Section 4(a) of the Employment Agreement). The Company has further agreed that, should the Company terminate your employment prior to expiration of the Extension Period for other than "Just Cause" (as such term is defined in Section 9(a) of the Employment Agreement), you shall be entitled to receive a payment equal to the product of:
(a) the Monthly Compensation multiplied by (b) the number of months remaining in the Extension Period plus twelve months and the Non-Competition provision set forth in Section 10 of the Employment Agreement shall automatically terminate. The Employment Agreement shall remain in effect for the Extension Period unmodified except as set forth herein.

      Please know that your service and contribution to the Company is sincerely appreciated.

                                                   Very truly yours,

                                                   /s/ Kenneth Orton

                                                   Kenneth Orton on behalf
                                                   of the Compensation Committee

cc: Mr. Melvin Epstein
    Cindi Lefari, Esq.
    Victoria A. Baylin, Esq.